Exhibit 99.1

Tasimelteon Restores Daily Cortisol Rhythms in Blind Patients with Non-24-Hour Disorder

WASHINGTON, D.C. October 15 2012, /PRNewswire/— Vanda Pharmaceuticals (NASDAQ:VNDA), a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders, reported today that tasimelteon has been shown for the first time to restore daily cortisol rhythms in totally blind patients suffering from Non-24-Hour Disorder (Non-24). Tasimelteon was previously reported to entrain the 24-hour rhythm of melatonin secretion in patients with Non-24. Cortisol is a key regulatory hormone which exhibits a circadian rhythm, rising in the early morning and falling in the evening. The circadian regulation of the cortisol rhythm is necessary for the human body to be prepared for a wide range of daily activities and physiologic functions, including blood pressure variation, utilization of fatty acids, circulating lymphocytes and immunity. A growing body of data suggests that tasimelteon’s entraining effects are accomplished through a direct resetting of the master body clock, located in the suprachiasmatic nucleus (SCN) of the hypothalamus. Tasimelteon is a circadian regulator in development for the treatment of Non-24 in totally blind individuals.

“It is particularly noteworthy that tasimelteon can entrain the diurnal cortisol rhythm,” said Dr. Fred Turek, Director of the Center for Sleep & Circadian Biology at Northwestern University, “because it is an endocrine rhythm that is tightly regulated by the master clock in the SCN, indicating that tasimelteon is acting on the central circadian clock in humans.”

“We have confirmed that the circadian dyssynchrony seen in Non-24 extends beyond the melatonin rhythm and the sleep-wake cycle and into the dyssynchrony of the fundamental diurnal variation of endocrine system function as exemplified by the circadian rhythm of cortisol,” said Mihael H. Polymeropoulos, MD, President and CEO of Vanda. “Tasimelteon’s effect on both melatonin and cortisol rhythms further confirms its potential to reset the master body clock and address the circadian dyssynchrony which is inherent in Non-24.”

This observation was made during an open-label segment of Vanda’s RESET study. RESET is a Phase III study of the maintenance effect of tasimelteon in the treatment of Non-24. Totally blind patients with Non-24 were given a 20mg dose of tasimelteon daily at bed time for 6 weeks. The rhythms of melatonin and cortisol were assessed longitudinally in urine samples. Entrainment of the cortisol rhythm by tasimelteon was directly associated with entrainment of the melatonin rhythm in the same patients. Vanda believes that the simultaneous entrainment of both melatonin and cortisol suggests that tasimelteon can reset the master body clock in the SCN through binding to MT1 and MT2 melatonin receptors. Tasimelteon’s unique balanced melatonin receptor binding profile may make it well-suited to perform as a circadian regulator.

The master body clock controls the timing of many aspects of physiology, behavior and metabolism that show daily rhythms, including the sleep-wake cycles, body temperature, alertness and performance, metabolic rhythms and certain hormones which exhibit circadian variation. Outputs from the SCN control many endocrine rhythms including those of melatonin secretion by the pineal gland as well as the control of cortisol secretion via effects on the hypothalamus, the pituitary and the adrenal glands.

This master body clock, located in the SCN, spontaneously generates rhythms of approximately 24.5 hours. These non-24-hour rhythms are synchronized each day to the 24-hour day-night cycle by light, the primary environmental time cue which is detected by specialized cells in the retina and transmitted to the SCN via the retino-hypothalamic tract. Inability to detect this light signal, as occurs in most totally blind individuals, leads to the inability of the master body clock to be reset daily and maintain entrainment to a 24-hour day. This newly reported observation of tasimelteon’s ability to restore cortisol rhythms in patients with Non-24 opens new avenues of inquiry and discovery in the field of circadian rhythm disorders.

References

Cui, He, Akira Kohsaka, Hidefumi Waki, Mohammad E. R. Bhuiyan, Sabine S. Gouraud, and Masanobu Maeda. “Metabolic Cycles Are Linked to the Cardiovascular Diurnal Rhythm in Rats with Essential Hypertension.” PLoS ONE E17339 6.2 (2011): 1-13.

Fu, Loning, and Cheng C. Lee. “The Circadian Clock: Pacemaker and Tumour Suppressor.” Nature Reviews 3 (2003): 350-61.

Young, M., and M. Bray. “Potential Role for Peripheral Circadian Clock Dyssynchrony in the Pathogenesis of Cardiovascular Dysfunction.” Sleep Medicine 8.6 (2007): 656-67.

About Non-24-Hour Disorder

Non-24-Hour Disorder is a chronic circadian rhythm disorder that affects more than 50 percent of the totally blind individuals in the U.S., or 65,000 to 95,000 people. Non-24 occurs almost entirely in individuals who are totally blind and lack the light sensitivity necessary to reset the circadian clock. Without light perception, the brain’s circadian rhythms which guide many of the body’s functions, including sleep, hormone rhythms and metabolism are not reset to a regular 24-hour cycle.

Individuals with Non-24 are unable to synchronize their internal clock to the 24-hour day-night cycle, which disrupts their sleep-wake cycle. For more information, please visit http://24sleepwake.com/.

About Tasimelteon

Tasimelteon, an MT1 and MT2 agonist is currently being tested in two Phase III efficacy studies (SET and RESET) for the treatment of Non-24 in totally blind patients. Vanda expects to report top-line results from the SET study by year end 2012. Top-line results from the RESET study are expected in the first quarter of 2013. These studies will inform a New Drug Application (NDA) with the US Food and Drug Administration (FDA), which is expected to be submitted in mid-2013.

Tasimelteon is being studied in both Non-24 and Major Depressive Disorder (MDD).

About Vanda Pharmaceuticals Inc.

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders. For more on Vanda Pharmaceuticals Inc., please visit http://www.vandapharma.com/.

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Investor/Media Contact:

Cristina Murphy

Senior Communications Manager

Vanda Pharmaceuticals Inc.

(202) 734-3400

cristina.murphy@vandapharma.com